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                                  AGREEMENT



     THIS AGREEMENT is made and entered into as of July 29, 1997 by IFM Partnership ("IFM") and Wyndham Hotel Corporation ("WHC").

                                   RECITALS:

     A. Pursuant to an Agreement for Redemption of Joint Venture Interest, dated June 13, 1997, among Metropolitan Life Insurance Company ("MetLife"), IM Joint Venture ("Venture"), IFM and Mill Spring Holdings, Inc.
("Mill Spring") ("Redemption Agreement"), IFM, which is a partner in the Venture, has the right to cause the Venture to redeem MetLife's interest in the Venture ("Redemption").

     B. WHC has entered into a lease for space in the property owned by the Venture ("Property") which lease will be amended or replaced upon the Venture's redemption of MetLife's interest in the Venture.

     C. WHC and IFM desire and agree to enter into this Agreement to assure WHC that it receives the modifications to its lease described in paragraph B above.

                                   AGREEMENT:

     For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, IFM and WHC hereby agree as follows:

     1. IFM will notify WHC (a) as soon as reasonably possible but at least on or before November 25, 1997 whether IFM will be unable to cause the Redemption to occur under the Redemption Agreement, and (b) whether IFM intends to exercise its right to extend the Closing Date, as defined in the Redemption Agreement, on or before August 20, 1997.

     2. If IFM does not intend to extend the Closing Date, then WHC shall have the right to cause IFM to extend the Closing Date by providing the $500,000 payment necessary to cause such extension. If IFM cannot consummate the Redemption under the Redemption Agreement, then WHC shall have the right either (a) to require, subject to obtaining MetLife's consent, IFM to assign its rights under the Redemption Agreement to WHC, allowing WHC to cause the Redemption or (b) in recognition that MetLife may not consent to the assignment set forth in subparagraph (a), to provide to IFM the funds necessary to cause the Redemption to occur under the Redemption, in which case IFM will be acting as WHC's designee or nominee. In the event WHC elects to proceed under subparagraph (b), then upon consummation of the Redemption, WHC will be assigned the interest of MetLife so redeemed.



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     3.    IFM and WHC will cooperate to structure the transactions described in paragraph 2 in a manner to avoid a termination of the Venture and otherwise to reduce any negative tax consequences to the greatest extent possible.

               EXECUTED as of the date first above written.

                                   WYNDHAM HOTEL CORPORATION


                                   By: /s/ LESLIE V. BENTLEY  (csm)
                                       -----------------------------
                                   Name:   Leslie V. Bentley
                                       -----------------------------
                                   Title:  Executive Vice President



                                   IFM PARTNERSHIP



                                   By: /s/ HARAN R. CROW
                                       -----------------------------
                                   Name:   Haran R. Crow
                                        ----------------------------
                                           General Partner






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